EXHIBIT 5.1

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WICHITA
CHARLES J. WOODIN
MIKEL L. STOUT
STANLEY G. ANDEEL
FREDERICK L. HAAG
RICHARD D. EWY
DARRELL L. WARTA
HARVEY R. SORENSEN
JAMES M. ARMSTRONG
MARY KATHLEEN BABCOCK
CHARLES P. EFFLANDT
GARY L. AYERS
LARRY G. RAPP
JAY F. FOWLER
STEPHEN M. KERWICK
CHRISTOPHER M. HURST	VAUGHN BURKHOLDER
TERRY C. CUPPS
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AMY S. LEMLEY
DOUGLAS L. HANISCH
DOUGLAS L. STANLEY
TIMOTHY B. MUSTAINE
JEFFERY A. JORDAN
TRISHA A. THELEN
WILLIAM R. WOOD II
KEVIN J. ARNEL
CRAIG W. WEST
ERIC K. KUHN
JAY M. RECTOR	STEWART T. WEAVER
MARK A. BIBERSTEIN
JEFF P. DEGRAFFENREID
MARTHA AARON ROSS
BOYD A. BYERS
DAVID E. ROGERS
TODD N. TEDESCO
HOLLY A. DYER
TIMOTHY P. O’SULLIVAN
DONALD D. BERNER
WILLIAM P. MATTHEWS
SHANNON D. WEAD

BROOKE BENNETT AZIERE
SOPHIE K. COUNTS
JASON P. LACEY	ANDREW J. NOLAN MICHAEL J. NORTON FORREST T. RHODES CAROLYN L. RUMFELT ANDREW P. THENGVALL PATRICIA VOTH BLANKENSHIP CATHRYN J. WILLIAMS OF COUNSEL ROBERT L. HOWARD	SPECIAL COUNSEL DAVID M. TRASTER A. JACK FOCHT KARL N. HESSE SCOTT C. PALECKI TOPEKA JAMES D. OLIVER JAMES P. RANKIN THOMAS L. THEIS ROBERT A. FOX CALEB STEGALL STEPHEN L. MARTINO	OVERLAND PARK
JAMES D. OLIVER
R. DOUGLAS REAGAN
WILLIAM P. TRENKLE, JR.
SAMUEL P. LOGAN

ISSAKU YAMAASHI

JAMES K. LOGAN
JOHN C. PECK

RETIRED
WILLIAM H. DYE
PHILLIP S. FRICK
RICHARD C. HARRIS
GERALD SAWATZKY
ROBERT M. SIEFKIN

August 16, 2004

Board of Directors
Total Entertainment Restaurant Corp.
9300 East Central Avenue
Wichita, Kansas 67206

Re:	Registration Statement on Form S-8 Post Effective Amendment No. 1
1997 Incentive and Nonqualified Stock Option Plan
1997 Director’ Stock Option Plan

Gentlemen:

     We have acted as special counsel to Total Entertainment Restaurant Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a post-effective amendment to registration statement on Form S-8 (the “Registration Statement”) covering the registration under the Securities Act of 1933 and the Company’s 1997 Incentive and Nonqualified Stock Option Plan (the “Plan”) of 400,000 shares of the Company’s common stock, $.01 par value per share (the “Plan Shares”) that may be offered pursuant thereto.

     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, with respect to:

(a)	the organization of the Company; and

(b)	the legal sufficiency of all corporate proceedings of the Company taken in connection with the adoption of the Plans.

Board of Directors
Total Entertainment Restaurant Corp.

     Based upon such examination we are of the opinion that:

(a)	Total Entertainment Restaurant Corp. is duly organized and validly existing in good standing under the laws of the state of Delaware.

(b)	When the Registration Statement shall have been filed with the Securities and Exchange Commission and the Plan Shares have been issued and sold to participants of the Plans upon the terms and conditions set forth in the Plans, and upon receipt by the Company of the consideration for such shares as described in the Plans, the Plan Shares will be duly authorized, validly, issued, fully paid and nonassessable.

     We hereby consent to (1) the use of this opinion in the Registration Statement, and (2) the filing of this opinion as Exhibit 5 to the Registration Statement.

Very truly yours,

FOULSTON SIEFKIN LLP

Larry G. Rapp

LGR/sf